                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BYLAWS

                                       OF

                             THOUSAND TRAILS, INC.


                                   ARTICLE I

                                    OFFICES

     1.1  Registered Office and Agent.  Thousand Trails, Inc. (hereinafter the
          ---------------------------
"Corporation"), a Delaware corporation, shall maintain a registered office within the State of Delaware and shall have a registered agent whose business office is identical with such registered office.

     1.2  Other Offices.  In addition to its registered office, the Corporation
          -------------
may have offices at such other place or places, within or without the State of Delaware, as the board of directors of the Corporation (hereinafter the "Board of Directors") may from time to time appoint or as the business of the Corporation may require or make desirable.

                                  ARTICLE II

                            STOCKHOLDERS' MEETINGS

     2.1  Place of Meetings.  Meetings of the stockholders may be held at any
          -----------------
place within or without the State of Delaware as set forth in the notice thereof or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or if no place is so specified, at the principal offices of the Corporation.

     2.2  Annual Meetings.  The annual meeting of stockholders shall be held on
          ---------------
a date and at a time following the end of the Corporation's fiscal year as may be determined by the Board of Directors, for the purpose of electing directors and transacting any and all business that may properly come before the meeting.

     2.3  Special Meetings.  Special meetings of the stockholders may be called
          ----------------
at any time by the President, the Secretary or a majority of the directors. Special meetings of the stockholders shall be called by the Corporation upon the written request of the holders of fifty percent (50%) or more of all the shares of capital stock of the Corporation entitled to vote in an election of directors.

     2.4  Notice of Meetings.  Unless otherwise required by law or unless waived
          ------------------
as contemplated in Section 5.2 or as provided in this Section 2.4, a written or printed notice of each stockholders' meeting stating the place, date and time of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date thereof, either personally or by postage prepaid mail, by or at the direction of the President, a Vice President, the Secretary, or the director or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. Attendance at the meeting, either in person or by proxy, for any purpose other than to object to the transaction of business, shall constitute waiver of the requirement of notice of the meeting.

     2.5  Business for Stockholders' Meetings.
          -----------------------------------

         (a) Business at Annual Meetings. Only business properly brought before
             ---------------------------
     an annual meeting of the stockholders may be transacted at such meeting. To be properly brought before an annual meeting, business must be (i) brought by or at the direction of the Board of Directors, or (ii) brought before the meeting by a stockholder pursuant to written notice thereof, in accordance with Section 2.5(c) hereof, and received by the Secretary not fewer than sixty (60) nor more than ninety (90) days prior to the date determined pursuant to Section 2.2 hereof for such annual meeting (or if less than sixty (60) days notice of the date of the annual meeting is given or made to the stockholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed). Any stockholder notice shall set forth (i) the name and address of the stockholder proposing such business; (ii) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the Corporation which are beneficially owned by the stockholder; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the stockholder in such business. No business shall be conducted at any annual meeting of stockholders except in accordance with this Section 2.5(a). If the facts warrant, the Board of Directors, or the chairman of an annual meeting of stockholders, may declare that business was not properly brought before the meeting in accordance with the provisions of this Section 2.5(a) and, if it is so determined, any such business not properly brought before the meeting shall not be transacted. The procedures set forth in this Section 2.5(a) for business to be properly brought before an annual meeting by a stockholder are in addition to, and not in lieu of, the requirements set forth in Rule 14a-8, promulgated under Section 14 of the Securities Exchange Act of 1934, or any successor provision.

         (b) Business at Special Meetings.  At any special meeting of the
         ----------------------------
     stockholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with Section 2.3 hereof, shall come before such meeting.

         (c) Notice to Corporation. Any written notice required to be delivered
             ---------------------
     by a stockholder to the Corporation pursuant to Section 2.3, 2.5(a) or 2.5(b) hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the Corporation's principal executive office.

     2.6  Quorum.  At all meetings of the stockholders, a majority of the
          ------
holders of the shares outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum. If a quorum is present, a majority of the shares outstanding and entitled to vote which are present in person or represented by proxy at any meeting shall determine any matter coming before the meeting unless a different vote is required by statute, by the Certificate of Incorporation or by these Bylaws. The stockholders at a meeting at which a quorum is once present may continue to transact business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

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

     2.7  Proxies.  A stockholder entitled to vote may vote in person or by
          -------
proxy executed in writing by the stockholder or by his attorney in fact. A proxy shall not be valid after three (3) years from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force. If the validity of any proxy is questioned it must be submitted to the secretary of the stockholders' meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting.
The secretary of the meeting or, if appointed, the proxy officer or committee shall determine the validity or invalidity of any proxy submitted and reference by the secretary in the minutes of the meeting to the regularity of a proxy shall constitute prima facie evidence of the facts stated in the minutes for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

     2.8  Presiding Officer.  The Chairman of the Board, the President, a Vice
          -----------------
President or a director selected by the Board of Directors in that order, shall serve as the chairman of every stockholders' meeting unless some other person is elected to serve as chairman by a majority vote of the shares represented at the meeting. The chairman shall appoint such persons as he deems required to assist with the meeting.

     2.9  Adjournments.  When a quorum is once present to organize a meeting,
          ------------
any meeting of the stockholders may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place notwithstanding the withdrawal of enough stockholders to leave less than a quorum. It shall not be necessary to give notice of the reconvened meeting and of the business to be transacted to all of the stockholders. At any such reconvened meeting any business may be transacted which could have been transacted at the meeting which was adjourned. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.10  Action of Stockholders Without a Meeting.  Except as limited by the
           ----------------------------------------
Delaware General Corporation Law, any action required by the Delaware General Corporation Law to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were presented and voted, and shall be delivered to the Corporation to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the minute books of the Corporation. Such consent shall have the same force and effect as a vote of the stockholders at a meeting called for the purpose of considering the action authorized.

                                  ARTICLE III

                            THE BOARD OF DIRECTORS

     3.1  General Powers.  The business and affairs of the Corporation shall be
          --------------
managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by any lawful agreement among stockholders of the Corporation or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

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

     3.2  Number, Election and Term of Office.  The number of directors of the
          -----------------------------------
Corporation shall be as determined from time to time by resolution, duly adopted, of either the stockholders or the Board of Directors. Absent such resolution of the stockholders or Board of Directors, the number of directors of the Corporation shall be six (6). In the event the number of directors is decreased, such decrease shall not shorten the term of an incumbent director. Except as provided herein and in Section 3.4, the directors shall be elected at each annual meeting of the stockholders, or at a special meeting of stockholders called for purposes that include the election of directors, in either case by the affirmative vote of the holders of a majority of the shares represented at the meeting. Each director, except in case of death, resignation, retirement, disqualification, or removal, shall serve until the next succeeding meeting at which directors are elected and thereafter until his successor shall have been elected and has qualified.

     3.3  Removal.  The entire Board of Directors or any individual director may
          -------
be removed from office with or without cause by the affirmative vote of the holders of a majority of all of the shares entitled to vote at an election of directors. Removal action may be taken at any stockholders' meeting with respect to which notice of such purpose has been given, and a removed director's successor may be elected at the same meeting to serve the unexpired term.

     3.4  Vacancies.  A vacancy occurring in the Board of Directors, including
          ---------
vacancies occurring by reason of an increase in the number of directors or by reason of the resignation of a director may be filled for the unexpired term and until his successor shall have been elected and qualified, by the affirmative vote of a majority of the directors remaining in office though less than a quorum of the Board of Directors.

     3.5  Compensation.  Directors may receive such compensation for their
          ------------
services as directors as may from time to time be fixed by vote of the Board of Directors including, but not limited to a fixed fee and expenses of attendance for attendance at each meeting. A director may also serve the Corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity.

     3.6  Committees of the Board of Directors.  The Board of Directors by
          -------------------------------------
resolution adopted by a majority of the full Board of Directors may designate from among its members an executive committee and one or more other standing or ad hoc committees, each consisting of one or more directors. Except as prohibited by law, each committee shall have the authority set forth in the resolution establishing such committee.

                                  ARTICLE IV

                      MEETINGS OF THE BOARD OF DIRECTORS

     4.1  Regular Meetings.  Regular meetings of the Board of Directors shall be
          ----------------
held immediately before or after the annual meeting of stockholders. In addition, the Board of Directors may schedule other regular meetings to occur at other times during the year.

     4.2  Special Meetings.  Special meetings of the Board of Directors may be
          ----------------
called by or at the request of the President, a Vice President or by any two directors, with notice to each director pursuant to Section 4.4.

     4.3  Place of Meetings.  Directors may hold their meetings at any place
          -----------------
within or without the State of Delaware as the Board of Directors may from time to time establish for regular meetings or as set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

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

     4.4  Notice of Meetings.  No additional notice shall be required for any
          ------------------
scheduled regular meeting of the directors of the Corporation. Unless waived as contemplated in Section 5.2, the President, the Secretary or any director shall give notice to each director of each special meeting called in accordance with
Section 4.2 stating the time, place and purposes of the meeting. Such notice shall be given by mailing a notice of the meeting at least five (5) business days before the date of the meeting, or by telephone, telegram, telecommunication, cablegram or personal delivery at least two (2) business days before the date of the meeting. Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency. Attendance by a director at a meeting shall constitute waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called.

     4.5  Quorum.  At meetings of the Board of Directors, more than one-half
          ------
(1/2) of the directors then in office shall be necessary to constitute a quorum for the transaction of business, unless a greater number is required by law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time until a quorum shall be present, without notice of the time and place that the meeting will be reconvened other than announcement at the adjourned meeting.

     4.6  Vote Required for Action.  Except as otherwise provided in the
          -------------------------
Certificate of Incorporation, these Bylaws or by law, the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

     4.7  Participation by Conference Telephone.  Members of the Board of
          -------------------------------------
Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 4.7 shall constitute presence in person at such meeting.

     4.8  Action by Directors Without a Meeting.  Any action required or
          -------------------------------------
permitted to be taken at any meeting of the Board of Directors or any action which may be taken at a meeting of a committee of directors may be taken without a meeting if a written consent thereto shall be signed by all the directors, or all the members of the committee, as the case may be, and if such written consent is filed with the minutes of the proceedings of the Board of Directors or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or the committee.

     4.9  Adjournments.  A meeting of the Board of Directors, whether or not a
          ------------
quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give to all of the directors notice of the reconvened meeting and of the business to be transacted, other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

                                   ARTICLE V

                               NOTICE AND WAIVER

     5.1  Procedure.  Whenever these Bylaws require notice to be given to any
          ---------
stockholder or director, the notice shall be given as prescribed in Sections 2.4 or 4.4 for any stockholder or director, respectively. Whenever notice is given to a stockholder or director by mail, the notice shall be sent first class mail by depositing the same in a post office or letter box in a postage prepaid sealed envelope addressed to the stockholder or director at his address as it appears on the books of the Corporation, and such notice shall be deemed to have been given at the time the same is deposited in the United States mail.

     5.2  Waiver.  Except as limited by the Delaware General Corporation Law,
          ------
whenever any notice is required to be given to any stockholder or director by law, by the Certificate of Incorporation or by these Bylaws, a written waiver signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE VI

                                    OFFICERS

     6.1  Number.  The officers of the Corporation shall be a President, a
          ------
Secretary and a Treasurer, and such other officers as may be appointed by the Board of Directors or by a duly appointed officer from time to time. The Board of Directors shall have sole power and authority to appoint executive officers. As used herein, the term "executive officer" shall mean the President, principal financial officer, controller or principal accounting officer, any Vice President in charge of a principal business unit, division or function or any other officer who performs a policy-making function. The Board of Directors or an officer designated by the Board of Directors may appoint such other officers and assistant officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board of Directors may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     6.2  Election and Term.  All officers shall be elected by the Board of
          -----------------
Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified or until their earlier death, resignation, removal, retirement or disqualification.

     6.3  Compensation.  The compensation of all officers of the Corporation
          ------------
shall be fixed by the Board of Directors or by a committee or officer appointed by the Board.

     6.4  Removal.  Any officer or agent elected or appointed by the Board of
          -------
Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby.

     6.5  Chairman of the Board.  If there shall be a Chairman of the Board, he
          ---------------------
shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect and shall call to order meetings of the stockholders and of the Board of Directors, and shall act as chairman of such meetings (unless another person is selected under Section 2.8 to act as chairman). The Chairman of the Board shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, upon written direction given to him pursuant to resolution duly adopted by the Board of Directors.

     6.6  President.  The President shall be the chief operating officer of the
          ---------
Corporation and shall have supervision of the day to day business of the Corporation. The President shall perform such other duties and have such other powers as the Board of Directors may determine from time to time. The President shall be authorized to appoint one or more Assistant Secretaries and one or more Assistant Treasurers. In the absence or disability of the Chairman of the Board, at the direction of the Chairman of the Board, or if the Board of Directors chooses not to designate a Chairman of the Board, the President shall, in addition to the duties and powers of the President as specified in these Bylaws or otherwise, perform the duties and exercise the powers, whether such duties are specified in these Bylaws or otherwise, of the Chairman of the Board.

     6.7  Vice President.  If there shall be a Vice President, he shall, in the
          --------------
absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers, whether such duties and powers are specified in these Bylaws or otherwise, of the President. If the Corporation has more than one Vice President, the one designated by the Board of Directors shall act in lieu of the President. Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may determine from time to time.

     6.8  Secretary.  The Secretary shall keep accurate records of the acts and
          ---------
proceedings of all meetings of stockholders, directors and committees of directors. He shall have authority to give all notices required by law or these Bylaws. He shall be responsible for the custody of the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents requiring it and shall sign such instruments as may require his signature. The Secretary shall perform such other duties and have such other additional powers as the Board of Directors may determine from time to time.

     6.9  Treasurer.  The Treasurer shall be responsible for the custody of all
          ---------
funds and securities belonging to the Corporation and for the receipt, deposit or disbursement of such funds and securities under the direction of the Board of Directors. The Treasurer shall cause full and true accounts of all receipts and disbursements to be maintained and shall make such reports of same as the Board of Directors and President request. The Treasurer shall perform such other duties and have such other powers as the Board of Directors may determine from time to time.

     6.10  Assistant Secretaries and Assistant Treasurers.  The Assistant
           ----------------------------------------------
Secretary and Assistant Treasurer (or if there be more than one of either such officer, the one so designated by the Board of Directors or by the President) shall, in the absence or disability, or at the direction, of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers, whether such duties and powers are specified in these Bylaws or otherwise, of those offices. Each Assistant Secretary and Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors may determine from time to time, and each Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the Corporation.

     6.11  Bonds.  The Board of Directors may by resolution require any or all
           -----
of the officers, agents or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                  ARTICLE VII

                                   DIVIDENDS

     Subject to the provisions of the Certificate of Incorporation and the Delaware General Corporation Law, distributions upon the stock of the Corporation may be declared by the Board of Directors as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of the Corporation.

                                 ARTICLE VIII

                                     SHARES

     8.1  Authorization and Issuance of Shares.  The par value and the maximum
          ------------------------------------
number of shares of any class of the Corporation which may be issued and outstanding shall be set forth from time to time in the Certificate of Incorporation of the Corporation or, with respect to a class of preferred or special stock, by a resolution adopted by the Board of Directors pursuant to the Delaware General Corporation Law. The Board of Directors may increase or decrease the number of issued and outstanding shares of any class of the Corporation within the maximum authorized by the Certificate of Incorporation and the minimum requirements of the Certificate of Incorporation or Delaware law.

     8.2  Share Certificates.  The interest of each stockholder in the
          ------------------
Corporation shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt. Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue and all such information shall be entered on the Corporation's books. Each certificate shall be signed by the Chairman or Vice-Chairman of the Board of Directors or the President or a Vice President and by the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary; provided, however, that
                                                      --------  -------
the signatures of such officers may be facsimiles. In case any officer or officers who shall have signed or whose facsimile signatures shall have been placed upon a share certificate shall have ceased for any reason to be such officer or officers of the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if the person or persons who signed such certificate or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

     8.3  Rights of Corporation with Respect to Registered Owners.  Subject to
          -------------------------------------------------------
the provisions of Article IX of the Certificate of Incorporation, prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     8.4  Transfers of Shares.  Subject to the provisions of Article IX of the
          -------------------
Certificate of Incorporation, transfers of shares of the Corporation shall be made in the share records of the Corporation only by the written direction of the person named in the certificate or by his attorney (authorized by duly executed power of attorney filed with the Secretary of the Corporation) or his legal representative (who shall furnish proper evidence or authority to transfer such shares), and upon surrender of the certificate or certificates for such shares properly endorsed (or accompanied by a properly endorsed instrument of transfer) and subject to such other reasonable conditions and requirements as may be required by the Corporation, including, without limitation, the provisions of Article IX of the Certificate of Incorporation. The Corporation shall maintain at its principal place of business or registered office, or at the office of its transfer agent, a record of the names and addresses of its stockholders and the number of shares held by each.

     8.5  Duty of Corporation to Register Transfer.  Notwithstanding any of the
          ----------------------------------------
provisions of Section 8.4 of these Bylaws, the Corporation is under a duty to register the transfer of its shares only if:

         (a) the share certificate is endorsed by the appropriate person or persons;

         (b) reasonable assurance is given that the endorsements are genuine and effective;

         (c) The Corporation has no duty to inquire into adverse claims or has discharged any such duty;

         (d) any applicable law relating to the collection of taxes has been complied with;

         (e) the transfer is in fact rightful or is to a bona fide purchaser;

         (f) the transfer is in compliance with applicable provisions of state and federal securities laws and of any restrictive legends relating to such laws that appear on the share certificate; and

         (g) the transfer is in compliance with the applicable provisions of
     Article IX of the Certificate of Incorporation.

     8.6  Lost, Stolen or Destroyed Certificates.  Any person claiming a share
          --------------------------------------
certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

     8.7  Fixing of Record Date.  For the purpose of determining stockholders
          ---------------------
entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 60 days (and, in the case of a stockholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

     8.8  Record Date if None Fixed.  If no record date is fixed as provided in
          -------------------------
Section 8.7 of these Bylaws, then the record date for any determination of stockholders which may be proper or required by law shall be: the date preceding the date on which notice is given, in the case of a stockholders' meeting; or the date on which the Board of Directors adopts a resolution relating thereto, in the case of a dividend or any other action.

                                  ARTICLE IX

                                 MISCELLANEOUS

     9.1  Inspection of Books and Records.  The Board of Directors shall have
          -------------------------------
the power to determine which accounts, books and records of the Corporation shall be opened to the inspection of stockholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

     9.2  Fiscal Year.  The fiscal year of the Corporation shall begin July 1 of
          -----------
each year and end June 30 of each succeeding year. The Board of Directors is authorized to change the fiscal year of the Corporation from time to time as it deems appropriate.

     9.3  Seal.  The corporate seal shall be in such form as the Board of
          ----
Directors may from time to time determine.

                                   ARTICLE X

                                   AMENDMENTS

     10.1  Power to Amend Bylaws.  The Board of Directors shall have power to
           ---------------------
alter, amend or repeal these Bylaws or adopt new Bylaws, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws adopted, by the stockholders.

     10.2  Conditions.  Action taken by the stockholders with respect to Bylaws
           ----------
shall be taken by an affirmative vote of a majority of all shares entitled to vote thereon, and action by the Board of Directors with respect to Bylaws shall be taken by an affirmative vote of a majority of all of the directors then holding office.

                                   ARTICLE XI

                                INDEMNIFICATION

     11.1  Proceedings Other than by or in the Right of the Corporation.  The
           ------------------------------------------------------------
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer or trustee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' and expert witness fees, costs of investigation, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action. suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     11.2  Proceedings by or in the Right of the Corporation.  The Corporation
           -------------------------------------------------
shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or trustee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' and expert fees and costs of investigation actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court

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

in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     11.3  Success on the Merits.  To the extent that a director, officer or
           ---------------------
trustee of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in SEction 11.1 or Section 11.2, or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses, including attorneys' fees and costs of litigation, actually and reasonably incurred by him in connection therewith.

     11.4  Determination.  Any indemnification under Section 11.1 or Section
           -------------
11.2, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or trustee is proper in the circumstances because he met the applicable standard of conduct set forth in Section 11.1 or 11.2, as applicable such determination shall be made

          (a)  by the stockholders; or

          (b) by majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum; or

          (c) if there are no such directors or if such directors shall so direct, by independent legal counsel in a written opinion.

     11.5  Expenses.  The expenses (including attorneys' fees) of officers and
           --------
directors incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this Article xi do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     11.6  Other Rights.  The indemnification and advancement of expenses
           ------------
authorized in this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and continues for a person who has ceased to be a director, officer or trustee and inures to the benefit of the heirs, executors and administrators of such a person.

     11.7  Other Arrangements.
           ------------------

     (a) The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, trustee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, trustee or agent or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses.

     (b) the other financial arrangements made by the Corporation pursuant to this section may include the following:

          (i)  the creation of a trust fund; or

          (ii) the establishment of a program of self-insurance; or

          (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; or

          (iv) the establishment of a letter of credit, guaranty or surety.

     No other financial arrangement made pursuant to this Section 11.7(b) may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, not to have met the standards set forth in Section 11.1 or Section 11.2, as applicable, except with respect to indemnification ordered by a court; provided that this Section 11.7(b) shall only be applicable to the other financial arrangements contemplated by this
Section 11.7(b) and not to insurance.

     (c) Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the Corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the Corporation.

     (d)  In the absence of fraud:

          (i) the decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

          (ii) the insurance or other financial arrangement;

               (a) shall not be void or voidable; and

               (b) shall not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     11.8  Agreement.  The provisions of this Article XI shall be deemed to
           ---------
constitute an agreement between the Corporation and each of the persons entitled to indemnification, advances of expenses or limitation of liability under this
Article XI. Any amendment to this Article XI that limits or otherwise adversely affects the limitation of liability, rights of indemnification, advancement of expenses, or other rights of any such persons under this Article XI shall, as to such persons, apply only to actions, suits or proceedings based on actions, events or omissions occurring after such amendment and after delivery of notice of such amendment to the person or persons so affected. any person entitled to limitation of liability, rights of indemnification, advancement of expenses, or other rights under this Article XI shall, as to any action, suit or proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to limitation of liability, rights of indemnification, advancement of expenses, and other rights under this Article XI to the same extent as if such provisions had continued as part of these Bylaws of the Corporation without such amendment. The rights conferred by this Section 11.8 cannot be altered, amended or repealed in a manner effective as to any person entitled to limitation of liability, rights of indemnification, advancement of expenses, or other rights under this Article XI without the prior written consent of such person.

     11.9  "Corporation."  For purposes of this Article XI, the term "the
           --------------
Corporation" shall include (except when the context requires otherwise) any corporation, joint venture, trust, partnership or unincorporated business association which is the successor to all or substantially all of the business or assets of the Corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successor shall be liable to the persons indemnified under this Article XI on the same terms and conditions and to the same extent as the Corporation.

     11.10  Certain Persons Serving at Request of Corporation.  For the purposes
            -------------------------------------------------
of this Article XI, a person serving as a director, officer or trustee of a subsidiary of the Corporation shall be deemed to be serving at the request of the Corporation.

     11.11  "Subsidiary."  For the purposes of this Article XI a "subsidiary"
            -------------
shall mean any corporation, joint venture, trust, partnership, unincorporated business association or other enterprise of which more than 50% of the outstanding capital stock having voting power to elect a majority of the board of directors or similar body of such enterprise is owned by the Corporation (irrespective of whether or not, at the time capital stock of any other class or series of such enterprise shall or might have voting power upon the occurrence of any contingency) or which the Corporation otherwise controls or a non-profit corporation which receives its principal financial support from the Corporation or its subsidiaries at the time of the action, event or omission giving rise to the action, suit or proceeding in respect of which indemnification or advances are mandated or authorized under this Article xi.

     11.12  Severability.  Each of the subsections of this Article XI, and each
            ------------
of the clauses set forth therein, shall be deemed separate and independent, and should any part of any such subsection or clause thereof be declared invalid or unenforceable by any court of competent jurisdiction such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any other separate subsection or clause thereof of this Article XI which is not declared invalid or unenforceable.

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